UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

MOD-PAC CORP.
 (Exact name of registrant as specified in its charter)

New York	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Item 5.        Other Events.

                Kevin T. Keane, the Registrant's Chairman of the Board of Directors, has determined to monetize a portion of his equity position in the Registrant's common stock in a systematic, non-discretionary manner with minimal market impact and in accordance with applicable law and regulations.

                Accordingly, pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Mr. Keane, adopted a written plan on February 9, 2004 relating to future sales of the Registrant's common stock. Under Mr. Keane's plan, he will place an order to sell 500 shares of the Registrant's common stock twice a month on the open market and at prevailing market prices, subject to a price floor. Mr. Keane's plan will begin on February 11, 2004 and will continue for one year, unless sooner terminated.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOD-PAC CORP.

Date: February 9, 2004	By:	/s/Daniel G. Keane
	Name:	Daniel G. Keane
	Title:	President and Chief Executive Officer